Exhibit 10.2

SUBORDINATED SECURED PROMISSORY NOTE

$2,441,600.00	Mountain View, California June 29, 2007

FOR VALUE RECEIVED, the undersigned, eGain Communications Corporation, a Delaware corporation (the “Company”), promises unconditionally to pay to the order of Ashutosh Roy, an individual, and its successors or assigns (the “Lender”) during Lender’s regular business hours at Lender’s offices at [Address] or at such other place as Lender may from time to time designate, two million four hundred forty-one thousand six hundred dollars ($2,441,600.00) (the “Face Amount”). This Note is the Note issued to the Lender pursuant to that certain Note and Warrant Purchase Agreement and Amendment to Subordinated Secured Promissory Notes, dated as of even date herewith (the “Note Purchase Agreement”), between the Company and the Lender. THIS NOTE IS SECURED BY THE GRANT OF A SECURITY INTEREST IN ALL ASSETS OF THE COMPANY AS FURTHER PROVIDED IN THE NOTE PURCHASE AGREEMENT. THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT WITH CERTAIN LENDERS OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY UPON REQUEST. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note Purchase Agreement. The following terms shall apply to this Note:

1. Interest Rate. Except as provided by Sections 5 and 9 below, no interest shall be payable by the Company to the Lender under this Note.

2. Principal Repayments. The Company shall repay the entire outstanding Face Amount on March 31, 2009 (the “Maturity Date”).

3. Repayment Extension. If any payment under this Note shall be due on a Saturday, Sunday or any other day on which banks in the State of California are required or permitted to be closed, such payment shall be made on the next day on which such banks are not required or permitted to be closed and such extension of time shall be included in computing interest under this Note.

4. Manner and Application of Payments. All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless the amount due is actually received by the Lender. Each payment shall be applied first to the payment of any and all costs, fees and expenses incurred by or payable to the Lender in connection with the collection or enforcement of this Note, second to the payment of all unpaid late charges (if any), and third, to the payment of the Face Amount, or in any other manner which Lender may, in its sole discretion, elect from time to time.

5. Mandatory Prepayment.

(a) In the event the Company consummates a Sale Transaction (as defined below), this Note shall be prepaid in full by the Company on or before the closing of such Sale Transaction by payment of the amount set forth in clause (b) below to Lender.

(b) In the event the Company must prepay this Note under subsection (a) immediately above (i) the Company shall pay to the Lender the sum of (i) $2,000,000 minus the aggregate amount of Prepaid Principal (as defined in Section 6) previously paid by the Company to the Lender (the “Outstanding Principal”), (ii) a deemed interest rate component equal to the amount of interest which would have accrued on the Outstanding Principal from the date of issuance of this Note through the date of prepayment of such Note (assuming an annual interest rate of 12%, compounded annually, and a 360 day year) and (iii) an interest penalty component which shall equal 20% of the amount of interest which would have accrued on the Outstanding Principal for such Note between the date of prepayment and the Maturity Date (assuming for this purpose only a deemed annual interest rate of 15%, compounded annually, and a 360 day year). Upon such prepayment, the Company shall not thereafter be obligated to pay, and the Lender shall not thereafter be entitled to receive payment of, the Face Amount.

(c) For purposes of this Section 5, a “Sale Transaction” shall be defined to include any merger, consolidation, or other business combination in which beneficial ownership of securities representing in the aggregate in excess of 50% of the voting power of the Company are transferred, or a sale of all or substantially all of the Company’s assets.

6. Voluntary Prepayment.

(a) The Company may prepay this Note in full or in part (provided, however, that no partial prepayments of this Note shall be allowed in amounts less than $250,000) at any time prior to the Maturity Date upon the provision of ten (10) days prior written notice to the Lender, consistent with the requirements of subsection (b) below.

(b) In the event the Company elects to voluntarily prepay this Note under subsection (a) immediately above, the Company shall pay to the Lender the sum of (i) that amount of principal which the Company elects to prepay under this Note (the “Prepaid Principal”), (ii) a deemed interest rate component equal to the amount of interest which would have accrued on the Prepaid Principal from the date of issuance of this Note through the date of partial prepayment of such Note (assuming an annual interest rate of 12%, compounded annually, and a 360 day year) and (iii) an interest penalty component which shall equal 20% of the amount of interest which would have accrued on the Prepaid Principal for such Note between the date of prepayment and the Maturity Date (assuming for this purpose only a deemed annual interest rate of 15%, compounded annually, and a 360 day year). Upon such prepayment, the Face Amount of this Note shall thereupon automatically and without further action by any party be reduced for all purposes hereunder to the product of (x) the Face Amount immediately prior to such voluntary prepayment and (y) the quotient of the Prepaid Principal and $2,000,000.

7. Rights and Remedies upon Default by the Company. Upon the occurrence of an Event of Default under the Loan Agreement, Lender, in Lender’s sole discretion and without notice to the Company, may: (a) declare the entire outstanding Face Amount due under this Note, to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand or notice, which are hereby expressly waived; (b) exercise its right of setoff against any money, funds, credits or other property of any nature whatsoever of the Company now or at any time hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with, Lender or any affiliate of Lender in any capacity whatsoever, including, without limitation, any balance of any deposit account and any credits with Lender or any affiliate of Lender; and (c) exercise any or all rights, powers and remedies provided for in the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise.

8. Remedies Cumulative. Each right, power and remedy of Lender hereunder, under the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies. No failure or delay by Lender to insist upon the strict performance of any one or more provisions of this Note or of the Loan Documents or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof or preclude Lender from exercising any such right, power or remedy.

9. Collection Expenses. Following the occurrence of an Event of Default hereunder, the Company agrees to pay to Lender upon demand all costs and expenses, including, without limitation, all attorney’s fees and court costs incurred by Lender in connection with the enforcement or collection of this Note (whether or not any action has been commenced by Lender to enforce or collect this Note) or in successfully defending any counterclaim or other legal proceeding brought by the Company contesting Lender’s right to collect amounts due hereunder. All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein or any default rate of interest provided herein, from the date of payment by Lender until repaid in full.

10. Interest Rate After Judgment. If judgment is entered against the Company on this Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of: (a) any default rate of interest provided herein; or (b) the legal rate of interest then applicable to judgments in the jurisdiction in which judgment was entered.

11. Maximum Rate of Interest. Notwithstanding any provision of this Note or the Loan Documents to the contrary, the Company shall not be obligated to pay interest pursuant to this Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Note or the laws of the United States applicable to loans in such state. If any provisions of this Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Note shall be held subject to reduction to the amount allowed under applicable law and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the principal balance outstanding pursuant to this Note. The Company acknowledges that it has been contemplated at all times by the Company that the laws of the State of California will govern the maximum rate of interest that it is permissible for Lender to charge the Company pursuant to this Note.

Company represents that to the best of its knowledge the usury laws of California do not apply to this transaction due to the exemption in Section 25118 of the California Corporations Code, and Company is not aware of any law of the State of California that would apply to this transaction that would have the effect of imposing a maximum rate of interest or otherwise requiring a reduction as provided in this Section 11.

12. Certain Waivers by the Company. The Company waives demand, presentment, protest and notice of demand, of non payment, of dishonor and of protest of this Note. Lender, without notice to or further consent of the Company and without in any respect compromising, impairing, releasing, lessening or affecting the obligations of the Company hereunder or under any of the Loan Documents, may: (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to (i) this Note, (ii) any of the Loan Documents, and (iii) all or any part of any collateral or security for this Note; (b) complete any blank space in this Note according to the terms upon which the loan evidenced hereby is made; and (c) grant any extension or other postponements of the time of payment hereof.

13. Choice of Law; Forum Selection; Consent to Jurisdiction. This Note shall be governed by, construed and interpreted in accordance with the laws of the State of California (excluding the choice of law rules thereof). The Company hereby (a) agrees that all disputes and matters whatsoever arising under, in connection with, or incident to this Note shall be litigated, if at all, in and before a court located in the State of California to the exclusion of the courts of any other state or country, and (b) irrevocably submits to the non exclusive jurisdiction of any California court or federal court sitting in the State of California in any action or proceeding arising out of or relating to this Note, and hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

14. Subsequent Holders. In the event that any holder of this Note transfers this Note for value, the Company agrees that except with respect to subsequent holders with actual knowledge of a claim or defense, no subsequent holder of this Note shall be subject to any claims or defenses which the Company may have against a prior holder (which claims or defenses are not waived as to prior holders), all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all of the rights of a holder in due course with respect to the Company even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

15. Invalidity of Any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or any remaining part of any provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained in this Note, but only to the extent of its invalidity, illegality or unenforceability.

16. Service of Process. The Company hereby consents to process being served in any suit, action or proceeding instituted in connection with this Note by the mailing of a copy thereof to the Company by certified mail, postage prepaid, return receipt requested. The Company hereby irrevocably agrees that such service shall be deemed to be service of process upon the Company in any such suit, action or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any other manner otherwise permitted by law, and nothing in this Note will limit the right of Lender otherwise to bring proceedings against the Company in the courts of any other jurisdiction or jurisdictions.

17. Notice. Any notice, demand, request or other communication which Lender or the Company may be required to give hereunder shall be in writing, shall be effective and deemed received the following business day when sent by overnight mail, upon transmission if sent by facsimile or e- mail, or the third business day after deposited in first class United States mail, postage prepaid, and shall be addressed as follows, or to such other addresses as the parties may designate by like notice:

If to the Company:

eGain Communications Corporation
345 E. Middlefield Road
Mountain View, CA 94043
Attn:	Eric Smit
Chief Financial Officer
Phone:	(650) 230-7500
Fax:	(650) 230-7600

If to Lender:

Ashutosh Roy
[Address]
Phone:	(650) 230-7500
Fax:	(650) 230-7600

Notwithstanding anything to the contrary, all notices and demands for payment from Lender actually received in writing by the Company shall be considered to be effective upon the receipt thereof by the Company regardless of the procedure or method utilized to accomplish delivery thereof to the Company.

18. Transfers By Lender. Lender may, with the prior written consent of the Company, which consent shall not be unreasonably withheld, sell, assign, pledge or transfer its rights to receive payment of up to 40% of the amounts due under this Note to another Person at any time and from time to time. The Company hereby covenants and agrees to take all steps reasonably requested by Lender to document and effect such transfer of the Lender’s rights under this Note.

19. Miscellaneous. Time is of the essence under this Note. The paragraph headings of this Note are for convenience only, and shall not limit or otherwise affect any of the terms hereof. This Note and the Loan Documents constitute the entire agreement between the parties with respect to their subject matter and supersede all prior letters, representations or agreements, oral or written, with respect thereto. No modification, release or waiver of this Note shall be deemed to be made by Lender unless in writing signed by Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved. No course of dealing or conduct shall be effective to modify, release or waive any provisions of this Note or any of the other Loan Documents. This Note shall inure to the benefit of and be enforceable by Lender and Lender’s successors and assigns and any other person to whom Lender may grant an interest in the obligations evidenced by this Note and shall be binding upon and enforceable against the Company and the Company’s representatives, successors, heirs and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders. This Note may be executed in any number of counterparts, all of which, when taken together shall constitute one Note.

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IN WITNESS WHEREOF, the Company has duly executed this Subordinated Secured Promissory Note in favor of the Lender as of the day and year first hereinabove set forth.

eGAIN COMMUNICATIONS CORPORATION

By:	/s/ Eric Smit
Its:	Eric Smit
Title:	Chief Financial Officer

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